As filed with the Securities and Exchange Commission on December 27, 2007

                                                    Registration No. 333-116267


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                        POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              AVATAR HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                               23-1739078
(STATE OR OTHER JURISDICTION                                  (I.R.S. EMPLOYER
     OF INCORPORATION OR                                     IDENTIFICATION NO.)
        ORGANIZATION)

                               201 ALHAMBRA CIRCLE
                           CORAL GABLES, FLORIDA 33134
                                 (305) 442-7000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                          ----------------------------

                               JUANITA I. KERRIGAN
                          VICE PRESIDENT AND SECRETARY
                              AVATAR HOLDINGS INC.
                               201 ALHAMBRA CIRCLE
                           CORAL GABLES, FLORIDA 33134
                                 (305) 442-7000
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)



Approximate date of commencement of proposed sale to the public: Not applicable.


If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

       DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

         We are filing this Post-Effective Amendment No. 2 to our Registration Statement on Form S-3 ( File No. 333-116267), as amended (the "Registration Statement"), to deregister the securities remaining unsold under the Registration Statement. Avatar's obligation to maintain the effectiveness of the Registration Statement has terminated under its Registration Rights Agreement, dated March 30, 2004. Therefore, this Post-Effective Amendment No. 2 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 2, all of the securities remaining unsold under the Registration Statement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coral Cables, State of Florida, on December 27, 2007.


                                 AVATAR HOLDINGS INC.

                                 By: /s/ Gerald D. Kelfer
                                     -----------------------------------------
                                 Name:  Gerald D. Kelfer
                                 Title: President and  Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                TITLE                                       DATE
---------                                -----                                       ----

/s/ Gerald D. Kelfer                     Director, President, Chief Executive        December 27, 2007
-------------------------------          Officer (Principal Executive Officer)
Gerald D. Kelfer


/s/ Randy L. Kotler                      Executive Vice President, Treasurer and     December 27, 2007
-------------------------------          Chief Financial Officer (Principal
Randy L. Kotler                          Financial Officer)


/s/ Michael P. Rama                      Controller (Principal Accounting Officer)   December 27, 2007
-------------------------------
Michael P. Rama


/s/ Paul D. Barnett                      Director                                    December 27, 2007
-------------------------------
Paul D. Barnett


/s/ Eduardo A. Brea                      Director                                    December 27, 2007
-------------------------------
Eduardo A. Brea


/s/ Milton H. Dresner                    Director                                    December 27, 2007
-------------------------------
Milton H. Dresner


/s/ Roger W. Einiger                     Director                                    December 27, 2007
-------------------------------
Roger W. Einiger


/s/ Joshua Nash                          Director, Chairman of the Board             December 27, 2007
-------------------------------
Joshua Nash

/s/ Kenneth T. Rosen                     Director                                    December 27, 2007
-------------------------------
Kenneth T. Rosen


/s/ Joel M. Simon                        Director                                    December 27, 2007
-------------------------------
Joel M. Simon


/s/ Fred Stanton Smith                   Director                                    December 27, 2007
-------------------------------
Fred Stanton Smith


/s/ Beth A. Stewart                      Director                                    December 27, 2007
-------------------------------
Beth A. Stewart
